Exhibit 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the use in and incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 (“Amendment No. 1”) to the Registration Statement on Form S-1 (No. 333-218579) of Chaparral Energy, Inc. (“Chaparral”) of the information contained in our report with respect to estimated future reserves and income attributable to certain of Chaparral’s leasehold interests as of December 31, 2016, the use in this Amendment No. 1 of the references to our firm, in the context in which they appear, and the use of reference to our firm under the heading “Experts” in such Amendment No. 1.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

April 19, 2018

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258